UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: October 22, 1999




                          REPUBLIC NEW YORK CORPORATION
             (Exact name of registrant as specified in its charter)




          Maryland                    1-7436             13-2764867
(State or other jurisdiction       (Commission          (IRS Employer
     of incorporation)             File Number)       Identification No.)





452 Fifth Avenue, New York, New York                       10018
(Address of principal executive                          (Zip Code)



 Registrant's telephone number, including area code: (212) 525-6100

Item 5.  Other Events

         Republic New York Corporation is hereby filing the document listed under Item 7 below. Such document is hereby incorporated herein by reference in this Current Report on Form 8-K and a copy of the same is attached hereto as an exhibit.

Item 7.  Financial Statements, Pro Forma Financial
               Information and Exhibits.

     c.  Exhibits

99                  Press  Release   dated  October  22,  1999,   with  attached
                    financial statements, Announcing Results for the Third Quarter and Nine Month Periods Ended September 30, 1999.

                                    SIGNATURE


         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                REPUBLIC NEW YORK CORPORATION


                                By: /s/ William F. Rosenblum, Jr.
                              -----------------------------------------------
                                        William F. Rosenblum, Jr.
                                        Senior Vice President


Date:  October 22, 1999

                                                                      Exhibit 99


Republic New York Corporation
News Release
For Immediate Release
Press Contact : Melissa M. Krantz (212) 525-3800
NYSE Symbol: RNB
Investor Contact: Michael G. Levine (212) 525-8870
To request release by e-mail: elizabeth.matuszewski@rnb.com
Press Releases: http://www.rnb.com



                   REPUBLIC NEW YORK CORPORATION
                  ANNOUNCES THIRD QUARTER RESULTS


 New York - October 20, 1999: Republic New York Corporation today reported net income for the third quarter of 1999 of $126.5 million, or earnings per common share of $1.17 basic and $1.15 diluted. For the nine months ended September 30, 1999, net income was $316.1 million, which included on an after-tax basis, restructuring and one-time special charges of $67.6 million and a gain of $45.4 million on a real estate investment. Earnings per common share for the nine-month period of 1999 were $2.88 basic and $2.84 diluted.

 Dov C. Schlein, chairman and chief executive officer, said, "The third quarter's good results build upon the solid performance of the first half of 1999. Our core and special niche businesses have continued to perform to our expectations."

 Highlights of the quarter include:

      Net income was $126.5 million in the third quarter of 1999, or $1.15 per share diluted, compared to a net loss of $92.7 million in the third quarter of 1998, or 96 cents per share diluted.

      Net interest rate differential was 2.51 percent in the third quarter of 1999, compared to 2.20 percent in the third quarter of 1998 and 2.60 percent in the second quarter of 1999. Net interest income for the third quarter of 1999 was $260.6 million, compared to $256.4 million in the third quarter of 1998 and $271.2 million in the second quarter of 1999.

      The board of directors  declared  dividends of 26 cents per common  share,
      30.7534 cents per depositary share on the adjustable rate cumulative preferred stock, 45.3125 cents per share on the $1.8125 cumulative preferred stock and 71.4375 cents per share on the $2.8575 cumulative preferred stock. All dividends are payable January 1, 2000 to stockholders of record on December 15, 1999.

      Total revenue associated with trading activities in the third quarter of 1999 rose to $57.0 million, compared to $48.0 million in the third quarter of 1998, an increase of 19 percent. Such revenues were $56.5 million in the second quarter of 1999.

      Equity in the earnings of Safra Republic Holdings S.A. ("SRH") was $34.4 million in the third quarter of 1999, compared to $29.9 million in the third quarter of 1998 and $41.9 million in the second quarter of 1999.

      The total of the corporation's and SRH's private client account assets, both on- and off-balance-sheet, were $59.8 billion at September 30, 1999, compared to $53.0 billion at September 30, 1998 and $59.2 billion at June 30, 1999.

 On May 10, the corporation entered into an agreement providing for the acquisition of the corporation by HSBC Holdings plc ("HSBC") in consideration of its payment of $72 in cash per common share. Consummation of the transaction requires, in addition to various regulatory approvals, the approval of the corporation's common stockholders. As announced on October 19, 1999, the special meeting of common stockholders called to vote on the proposed acquisition will be adjourned until November 30, 1999. On September 1, 1999, the corporation announced that it had commenced an investigation of the Futures Division of its subsidiary Republic New York Securities Corporation ("RNYSC") as a result of a letter received from the Financial Supervisory Agency ("FSA") of Japan concerning the FSA's investigation of the Tokyo branch of an affiliate of Princeton Global Management Ltd, a client of RNYSC's Philadelphia office. The corporation is also cooperating with the relevant U.S. regulatory and law enforcement authorities in their investigation of this matter.

 HSBC has also offered $72 per share for the outstanding common shares of Safra Republic Holdings S.A. ("SRH") owned by shareholders other than the corporation and has extended the expiration of the period for SRH shareholders to respond to the offer until October 29, 1999.

 Net interest income

 The net interest rate differential was 2.51 percent in the third quarter of 1999, compared to 2.20 percent in the third quarter of 1998 and 2.60 percent in second quarter of 1999. The increase in the net interest rate differential in the third quarter from the year ago period reflected reductions of higher cost short-term liabilities and a corresponding decline in interest-bearing deposits with banks, investment securities, and federal funds. Average interest-earning assets were $42.3 billion in the third quarter of 1999, compared to $47.4 billion in the third quarter of 1998 and $42.7 billion in the second quarter of 1999.

 Net interest income on a fully taxable equivalent basis was $267.3 million in the third quarter of 1999, compared to $262.8 million in the third quarter of 1998 and $277.3 million in the second quarter of 1999. Included in the third quarters of 1999 and 1998 was mortgage prepayment income of $6.3 million and $6.9 million, respectively. Net interest income in the second quarter of 1999 included $3.0 million of past-due interest received on previously written down Russian obligations and $5.2 million of mortgage prepayment income.

 The net interest rate differential rose to 2.54 percent for the first nine months of 1999, compared to 2.29 percent for the corresponding period of 1998. Net interest income on a fully taxable equivalent basis was $808.2 million for the first nine months of 1999, compared to $806.1 million in the corresponding period of 1998. Average interest-earning assets declined to $42.5 billion for the first nine months of 1999, compared to $47.1 billion for the respective period of 1998.

 Provision for trading and credit losses

 The corporation's aggregate allowance for credit losses, which is presented in the table below, is available to absorb all credit losses:

                                            1999                     1998
                                  --------------------------    --------------
                                   3rd Qtr           2nd Qtr        3rd Qtr
  (In thousands)
  Provision for trading and
  credit losses                     $4,000            $4,000         $4,000
                             ==============    ==============    ==============
  Net charge-offs                     $431            $4,615        $55,197
                             ==============    ==============    ==============

  Aggregate allowance
   for credit losses:
  Credit losses                   $293,161          $290,669       $290,490
  Trading accounts                  17,485            17,485          4,950
  Off balance-sheet credit
  commitments                        8,314             7,216          5,520
                              -------------    --------------    --------------
                                  $318,960          $315,370       $300,960
                             ==============    ==============    ==============

 The aggregate provisions in the second and third quarters of 1999 related to credit losses. The aggregate provision in the third quarter of 1998 related to trading credit losses. Net charge-offs in the third quarter of 1998 included $50.7 million attributable to the corporation's Russian exposure.

 The following table presents non-accrual loans and other non-performing assets at periods ended:

                                       1999                          1998
                           ---------------------------------    ---------------
                             Sept. 30           June 30            Sept. 30
(In thousands)
Non-accrual loans            $48,907            $57,994            $79,593
Other assets and real
estate owned                  12,176             10,785             15,378
                           --------------    ---------------    ---------------
Total non-performing
assets                       $61,083            $68,779            $94,971
                           ==============    ===============    ===============

 The corporation's Latin American exposure consists primarily of sovereign securities. The mark-to-market value of these securities is fully reflected, after tax benefit, as an adjustment to stockholders' equity through accumulated other comprehensive income.

 The following table presents information on the corporation's estimated cross-border exposure to Latin American countries at September 30, 1999:

                   Net                    FASB 115            Net Outstandings
                Cross-border             Pre-tax Market        Less FASB 115
($ millions)    Outstandings*           Value Adjustments       Adjustments
            ----------------------  -----------------------  ------------------

Brazil**         $ 415                     $ (63)                  $ 352
Mexico             273                       (10)                    263
Argentina          238                       (22)                    216
Venezuela           87                       (16)                     71
Chile               63                         1                      64


  * Net cross-border outstandings include foreign office local country claims on local residents less local country liabilities.

 ** Net outstandings exclude $662 million of sovereign risk assets, before the FASB 115 depreciation adjustment of $6 million, funded with U.S. dollars where the providers of funds agree that, in the event their claims cannot be repaid in the designated currency due to sovereign default or currency exchange restrictions in a given country, they will wait to receive the non-local currency until such time as such default is cured or the currency restrictions removed or such currency becomes available in the local market; under limited circumstances, the providers may receive either local currency or local market debt instruments. Also excluded is net exposure of approximately $155 million, which represented the corporation's share of SRH's net exposure.

 Other operating income (loss)

 Total trading revenue, including associated net interest income which is reported as net interest income, was $57.0 million in the third quarter of 1999, compared to $48.0 million in the third quarter of 1998 and $56.5 million in the second quarter of 1999. The third quarter to third quarter change reflected increased precious metals income and trading account profits and commissions, partially offset by a decrease in foreign exchange trading. For the nine-month period of 1999, such revenue amounted to $203.5 million, compared to $177.6 million for the nine-month period of 1998.

 The items of net interest income (expense) in the following table represent the net interest earned or paid on instruments held for trading, as well as an allocation by management to reflect the funding benefit or cost associated with the trading positions.

                                   3rd Qtr                   9 Months
                         ------------------------    ------------------------
                             1999         1998         1999         1998
 (In thousands)
 Precious metals:
   Trading revenue (loss)    $17,810      $(3,213)     $19,864         $407
   Net interest income        12,921       18,689       43,473       54,127
                          ----------   ----------   ----------   ----------
   Total                      30,731       15,476       63,337       54,534
                          ----------   ----------   ----------   ----------
Foreign exchange:
   Trading revenue            22,202       42,765      113,470      114,987
   Net interest (expense)     (2,950)      (1,773)      (5,457)      (4,604)
                          ----------   ----------   ----------   ----------
   Total                      19,252       40,992      108,013      110,383
                          ----------   ----------   ----------   ----------

Trading account profits
  and commissions:
   Trading revenue (loss)      3,720       (9,285)      24,126       (1,526)
   Net interest income         3,256        4,804       12,023       18,226
                          ----------   ----------   ----------   ----------
   Total                       6,976       (4,481)      36,149       16,700
                          ----------   ----------   ----------   ----------

  Provision for trading
  credit losses                -            4,000         4,000       4,000
                          ----------   ----------    ----------  ----------
  Total:
  Trading revenue             43,732       26,267       153,460     109,868
  Net interest income         13,227       21,720        50,039      67,749
                          ----------   ----------    ----------  ----------
  Total                      $56,959      $47,987      $203,499    $177,617
                          ==========   ==========    ==========  ==========

 Net investment securities gains were $18.4 million in the third quarter of 1999, compared to net losses of $200.5 million in the third quarter of 1998 and net gains of $11.0 million in the second quarter of 1999. The net gains in the third quarter of 1999 were realized primarily on sales of the corporation's remaining sovereign Russian securities and certain sovereign Brazilian securities amounting to $11.8 million and $4.3 million, respectively. The net losses in the third quarter of 1998 included $210.9 million ($190.7 million after tax), on the corporation's Russian investment securities. The net gains in the second quarter of 1999 were realized from the repayment and sales of Russian securities.

 Commission income consists primarily of securities brokerage commissions, fees for the issuance of bankers acceptances and letters of credit and retail services. Such income was $25.8 million in the third quarter of 1999, compared to $25.1 million in the third quarter of 1998 and $24.6 million in the second quarter of 1999.

 Equity in the earnings of SRH was $34.4 million in the second quarter of 1999, compared to $29.9 million in the third quarter of 1998 and $41.9 million in the second quarter of 1999. Client account assets at SRH, both on- and off-balance sheet, were $34.1 billion at September 30, 1999 compared to $31.7 billion at September 30, 1998 and $33.9 billion at June 30, 1999.

 Other income was $26.5 million in the third quarter of 1999, compared to $19.1 million in the third quarter of 1998 and $90.1 million in the second quarter of 1999 which included a $69.8 million pre-tax gain relating to an investment in the Canary Wharf Group and the completion of its initial public offering. The consumer financial services group and the private banking group generate fee income through service charges to clients for deposit accounts and trust and securities activities. Other income included revenues of $19.2 million from these activities in the third quarter of 1999, compared to $15.6 million in the third quarter of 1998 and $17.0 million in the second quarter of 1999.

 Other operating expenses

 Total operating expenses were $232.4 million in the third quarter of 1999, $230.4 million in the third quarter of 1998 excluding $13.7 million of one-time expenses discussed below, and $251.4 million in the second quarter of 1999 excluding $20.3 million of merger-related executive pension and incentive accruals and certain other merger-related expenses. Included in total operating expenses were Year 2000 expenses of $1.8 million in the third quarter of 1999, $4.5 million in the third quarter of 1998 and $3.5 million in the second quarter of 1999.

 Salaries and employee benefits were $128.0 million in the third quarter of 1999 and $124.1 million in the third quarter of 1998. Such expenses were $141.1 million in the second quarter of 1999, excluding the charge of $16.5 million related to the implementation of a Supplemental Executive Retirement Plan to retain the services of certain executive officers. The third quarter to third quarter increase was due primarily to higher levels of incentive compensation accruals.

 Occupancy expense was $19.2 million in the third quarter of 1999, compared to $19.4 million in the third quarter of 1998 and $17.8 million in the second quarter of 1999.

 All other expenses were $85.2 million in the third quarter of 1999, $87.0 million in the third quarter of 1998 excluding one-time expenses of $11.2 million for losses related to unauthorized transactions in an offshore subsidiary and $2.5 million for losses on banknote shipments, and $92.5 million in the second quarter of 1999 excluding $3.8 million of merger-related professional fees.

 Amortization of goodwill and other intangible assets was $6.8 million in the third and second quarters of 1999 and $6.9 million in the third quarter of 1998.

 Income taxes

 Income taxes were $47.3 million in the third quarter of 1999, compared to $5.1 million in the third quarter of 1998 and $57.7 million in the second quarter of 1999. The effective book income tax rate was 27.2 percent in the third quarter of 1999 and 28.7 percent in the second quarter. The effective tax rate for the third quarter of 1998 was not meaningful due to the loss reported for the period.

 Capital

 The following  table  presents  return on average common  stockholders'  equity
 (ROAE) and return on average total assets (ROAA), based on net income applicable to common stock - diluted:


                           3rd Qtr                        9 Months
                  ---------------------------    ----------------------------
                    1999           1998            1999            1998

ROAE               17.27%        (14.18)%         14.66%           5.62%
ROAA                1.02%         (0.72)%          0.84%           0.30%

 The book value of the corporation's common stock was $26.98 per share at September 30, 1999.

 At September 30, 1999, the corporation's total intangibles were $312 million, of which $207 million was goodwill.

 The following table presents capital ratios at periods ending:

                                             1999                    1998
                                   ----------------------          ---------
                                   Sept. 30       June 30           Sept. 30
Common stockholders'
  equity/assets                    5.24%           5.41%             4.92%
Leverage                           7.00%*          6.73%             5.95%
Tier 1 "core" ratio               13.45%*         13.27%            13.45%
Total capital ratio               21.40%*         21.61%            22.22%

 *Estimated

 The corporation's leverage ratio (Tier 1 capital to quarterly average assets) and its risk-based capital ratios (Tier 1 and total qualifying capital to risk-weighted assets) include the assets and capital of SRH on a consolidated basis in accordance with the requirements of the Federal Reserve Board specifically applied to the corporation. These ratios do not reflect the effect on stockholders' equity related to the FASB 115 valuation of the corporation's portfolio of securities available for sale which is included in accumulated other comprehensive loss, net of taxes.

                                   ###





     In connection with the status of the merger transaction with HSBC, this press release contains statements that constitute forward-looking statements and are subject to certain risks and uncertainties that could cause the actual facts to differ materially from those contained in this press release. With respect to the proposed merger with HSBC, uncertainties could include the timing and receipt of regulatory approvals and stockholder approval, the effect, if any, of the matters relating to the investigation of the Futures Division of RNYSC, and the satisfaction of other customary closing conditions to the proposed merger. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only to the date of this report.


                   REPUBLIC NEW YORK CORPORATION
                CONSOLIDATED STATEMENTS OF CONDITION
                      (Dollars in thousands)

                                                         September 30,
                                             ----------------------------------
                                                   1999                 1998
ASSETS

Cash and due from banks                      $     836,086        $     799,624
Interest-bearing deposits with banks             6,854,973            2,943,079
Precious metals                                    960,019              974,875

Securities held to maturity                      5,266,123            7,398,835
Securities available for sale                   16,441,611           16,423,528
                                             --------------       -------------
        Total investment securities             21,707,734           23,822,363

Trading account assets                           2,896,278            3,568,791
Federal funds sold and securities purchased
   under resale agreements                       2,188,012              789,443
Loans, net of unearned income                   14,730,939           13,552,915
Allowance for credit losses                       (293,161)            (290,490)
Customers' liability on acceptances                 57,724               73,420
Accounts receivable and accrued interest           866,265            1,923,273
Investment in affiliate                            838,601              809,468
Premises and equipment                             427,388              460,830
Other assets                                       980,743              945,795
                                             --------------       -------------

        Total assets                         $  53,051,601        $  50,373,386
                                             ==============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Noninterest-bearing deposits:
   In domestic offices                       $   2,801,907        $   2,807,638
   In foreign offices                              208,060              206,625
Interest-bearing deposits:
  In domestic offices                           10,422,728           11,028,492
   In foreign offices                           18,423,525           17,795,693
                                             --------------       -------------
        Total deposits                          31,856,220           31,838,448

Trading account liabilities                      3,141,539            4,030,960
Short-term borrowings                            8,584,987            4,491,399
Acceptances outstanding                             59,743               73,599
Accounts payable and accrued expenses            1,033,810            1,244,181
Due to factored clients                            792,705              696,283
Other liabilities                                  165,067              254,634
Long-term debt                                   1,164,745            1,764,306
Subordinated long-term debt and perpetual
   capital notes                                 2,624,700            2,650,000
Company-obligated mandatorily redeemable
preferred securities of subsidiary trusts
holding solely junior subordinated
debt securities                                    350,000              350,000

Stockholders' equity:
   Cumulative preferred stock, no par value
      7,501,250 shares outstanding
      in 1999 and 1998                             500,000              500,000
   Common stock, $5 par value 150,000,000
      shares authorized; 104,756,204 shares
      issued in 1999 and 107,333,650 in 1998       523,781              536,668
   Surplus                                         117,405               88,430
   Retained earnings                             2,589,320            2,302,168
   Accumulated other comprehensive
      loss, net of taxes                          (366,239)            (444,050)
   Common stock in treasury, at cost
      1,770,875 shares in 1999 and
      55,928 in 1998                               (86,182)              (3,640)
                                             -------------        -------------
        Total stockholders' equity               3,278,085            2,979,576
                                             -------------        -------------
        Total liabilities and
        stockholders' equity                 $  53,051,601        $  50,373,386
                                             =============        =============

                     REPUBLIC NEW YORK CORPORATION
                    CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands except per share data)


                                                 Three Months Ended
                                    -------------------------------------------
                                      Sept. 30,       June 30,       Sept. 30,
                                        1999            1999           1998

                                    ------------    ------------   ------------
INTEREST INCOME:
Interest and fees on loans         $     260,291    $    261,695    $   287,095
Interest on deposits with banks           31,623          32,663         75,466
Interest and dividends on investment
    securities:
    Taxable                              335,770         343,185        385,960
    Exempt from federal income taxes      19,265          17,994         19,153
Interest on trading account assets        17,861          18,250         17,128
Interest on federal funds sold and
    securities purchased under
    resale agreements                     22,632          24,959         46,326
                                    ------------    ------------   ------------
      Total interest income              687,442         698,746        831,128
                                    ------------    ------------   ------------

INTEREST EXPENSE:
Interest on deposits                     302,704         286,304        383,285
Interest on short-term borrowings         57,729          76,014        113,520
Interest on long-term debt                66,415          65,208         77,904
                                    ------------    ------------   ------------
      Total interest expense             426,848         427,526        574,709
                                    ------------    ------------   ------------

NET INTEREST INCOME                      260,594         271,220        256,419
Provision for credit losses                4,000           4,000           -
Net interest income after           ------------    ------------   ------------
    provision for credit losses          256,594         267,220        256,419
                                    ------------    ------------   ------------

OTHER OPERATING INCOME (LOSS):
Trading revenue                           43,732          37,425         26,267
Investment securities
    transactions, net                     18,390          11,038       (200,499)
Loans sold or held for sale, net             757             239            229
Commission income                         25,800          24,647         25,100
Equity in earnings of affiliate           34,366          41,887         29,947
Other income                              26,512          90,062         19,079
                                    ------------    ------------   ------------
     Total other operating
     income (loss)                       149,557         205,298        (99,877)
                                    ------------    ------------   ------------

OTHER OPERATING EXPENSES:
Salaries and employee benefits           128,020         157,554        124,079
Occupancy, net                            19,224          17,810         19,366
Other expenses                            85,182          96,309        100,701
                                    ------------    ------------   ------------
       Total other operating
       expenses                          232,426         271,673        244,146
                                    ------------    ------------   ------------
INCOME (LOSS) BEFORE INCOME TAXES        173,725         200,845        (87,604)
Income taxes                              47,256          57,719          5,055
                                    ------------    ------------   ------------
NET INCOME (LOSS)                  $     126,469   $     143,126  $     (92,659)
                                    ============    ============   ============
NET INCOME (LOSS) APPLICABLE
TO COMMON STOCK - DILUTED          $     119,817   $     136,669  $     (99,424)
                                    ============    ============   ============

Net income (loss) per
        common share:
       Basic                               $1.17           $1.33         $(0.96)
       Diluted                              1.15            1.31          (0.96)
Average common shares outstanding:
       Basic                             102,331         102,541        103,985
       Diluted                           104,006         104,086        103,985


                         REPUBLIC NEW YORK CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands except per share data)


                                                     Nine Months Ended
                                                       September 30,
                                               --------------------------------
                                                    1999              1998

                                               --------------    --------------
 INTEREST INCOME:
 Interest and fees on loans                   $       770,179   $       835,989
 Interest on deposits
 with banks                                           106,554           221,776
 Interest and dividends on
 investment securities:
     Taxable                                        1,024,945         1,171,282
     Exempt from federal income taxes                  55,774            61,969
 Interest on trading account assets                    53,034            61,275
 Interest on federal funds sold and securities
     purchased under resale agreements                 69,463           138,023
                                               --------------    --------------
       Total interest income                        2,079,949         2,490,314
                                               --------------    --------------
 INTEREST EXPENSE:
 Interest on deposits                                 884,194         1,132,543
 Interest on short-term borrowings                    208,542           342,260
 Interest on long-term debt                           198,100           230,456
                                               --------------    --------------
       Total interest expense                       1,290,836         1,705,259
                                               --------------    --------------

 NET INTEREST INCOME                                  789,113           785,055
 Provision for credit losses                           12,000             8,000
                                               --------------    --------------
 Net interest income after
      provision for credit losses                     777,113           777,055
                                               --------------    --------------

 OTHER OPERATING INCOME:
 Trading revenue                                      153,460           109,868
 Investment securities transactions, net               35,711          (196,550)
 Loans sold or held for sale, net                         839             3,733
 Commission income                                     76,232            73,268
 Equity in earnings of affiliate                      106,769           102,673
 Other income                                         136,325            74,043
                                               --------------    --------------
       Total other operating income                   509,336           167,035
                                               --------------    --------------

 OTHER OPERATING EXPENSES:
 Salaries and employee benefits                       431,119           390,728
 Occupancy, net                                        55,884            56,373
 Restructuring charge                                  97,000              -
 Other expenses                                       272,945           292,173
                                                -------------    --------------
       Total other operating expenses                 856,948           739,274
                                                --------------   --------------
 INCOME  BEFORE INCOME TAXES                          429,501           204,816
 Income taxes                                         113,404            61,164
                                                -------------    --------------
 NET INCOME                                   $       316,097   $       143,652
                                               ==============    ==============
 NET INCOME  APPLICABLE TO
 COMMON STOCK - DILUTED                       $       296,597   $       122,848
                                               ==============    ==============

 Net income per common share:
       Basic                                            $2.88             $1.16
       Diluted                                           2.84              1.15
 Average common shares outstanding:
       Basic                                          102,727           104,522
       Diluted                                        104,378           106,396

                       REPUBLIC NATIONAL BANK OF NEW YORK
                      CONSOLIDATED STATEMENTS OF CONDITION
                             (Dollars in thousands)


                                                        September 30,
                                               --------------------------------
                                                    1999               1998
                                               ---------------    -------------
    ASSETS

    Cash and due from banks                     $      779,609    $     786,210
    Interest-bearing deposits with banks             6,557,236        2,964,278
    Precious metals                                    958,630          973,730

    Securities held to maturity                      4,966,736        7,034,709
    Securities available for sale                   15,174,923       14,844,967
                                                 -------------    -------------
            Total investment securities             20,141,659       21,879,676

    Trading account assets                           2,632,837        3,277,341
    Federal funds sold and
      securities purchased under
      resale agreements                              2,188,012          788,526
    Loans, net of unearned income                   13,340,263       12,283,253
    Allowance for credit losses                       (268,779)        (263,398)
    Customers' liability on acceptances                 56,857           73,372
    Accounts receivable and accrued interest           817,177        1,210,412
    Investment in affiliate                            838,601          809,468
    Premises and equipment                             407,870          410,745
    Other assets                                       740,262          713,519
                                                 -------------    -------------

            Total assets                        $   49,190,234   $   45,907,132
                                                 =============    =============

    LIABILITIES AND STOCKHOLDER'S EQUITY

    Noninterest-bearing deposits:
      In domestic offices                       $    2,665,737   $    2,720,762
      In foreign offices                               208,547          207,466
    Interest-bearing deposits:
      In domestic offices                           10,176,808       10,792,550
      In foreign offices                            18,533,780       18,178,313
                                                 -------------    -------------
            Total deposits                          31,584,872       31,899,091

    Trading account liabilities                      2,985,719        3,710,959
    Short-term borrowings                            8,273,623        3,442,347
    Acceptances outstanding                             56,857           73,427
    Accounts payable and accrued expenses              952,155          924,393
    Other liabilities                                  113,584          206,888
    Long-term debt                                   1,064,620        1,654,740
    Subordinated long-term debt with parent            950,000          950,000

    Stockholder's equity:
      Common stock, $100 par value 4,800,000
      shares authorized; 4,000,000 shares
      outstanding                                      400,000          400,000
      Surplus                                        1,634,603        1,635,316
      Retained earnings                              1,481,348        1,338,755
      Accumulated other comprehensive
          loss, net of taxes                          (307,147)        (328,784)
                                                 -------------    -------------
            Total stockholder's equity               3,208,804        3,045,287
                                                 -------------    -------------
            Total liabilities and
            stockholder's equity                $   49,190,234   $   45,907,132
                                                 =============    =============

REPUBLIC NEW YORK CORPORATION
AVERAGE BALANCES, NET INTEREST DIFFERENTIAL,
AVERAGE RATES EARNED AND PAID
(Fully taxable equivalent basis)
(Dollars in thousands)
                                                                            Quarter Ended
                                                 -------------------------------------------------------------------
                                                         September 30, 1999                June 30, 1999
                                                 -------------------------------------------------------------------
                                                                        AVERAGE                             AVERAGE
                                                              INTEREST   RATES                 INTEREST      RATES
                                                   AVERAGE     INCOME/  EARNED/     AVERAGE     INCOME/     EARNED/
                                                   BALANCE     EXPENSE   PAID       BALANCE     EXPENSE       PAID
                                                 -------------------------------------------------------------------
Interest-earning assets:
Interest-bearing deposits with banks             $ 2,709,345   $ 31,623   4.63%   $ 2,894,968   $ 32,663   4.53%
Investment securities:(1)
  Taxable                                         20,613,347    335,770   6.46     20,996,437    343,185   6.56
  Exempt from federal income taxes                 1,367,773     25,947   7.53      1,330,929     24,105   7.26
                                                  ----------    -------            ----------    -------
   Total investment securities                    21,981,120    361,717   6.53     22,327,366    367,290   6.60
  Trading account assets(2)                        1,166,693     17,861   6.07      1,241,788     18,250   5.89
  Federal funds sold and securities
   purchased under resale agreements               1,761,695     22,632   5.10      2,057,333     24,959   4.87
  Loans, net of unearned income:
   Domestic offices                               10,773,353    199,382   7.34     10,461,297    189,887   7.28
   Foreign offices                                 3,894,178     60,909   6.21      3,755,721     71,808   7.67
                                                  ----------    -------            ----------    -------
    Total loans, net of unearned income           14,667,531    260,291   7.04     14,217,018    261,695   7.38
                                                  ----------    -------            ----------    -------
    Total interest-earning assets                 42,286,384   $694,124   6.51%    42,738,473   $704,857   6.61%
                                                               ========   ====                  ========   ====
Cash and due from banks                              927,770                          918,170
Other assets                                       3,356,376                        3,898,983
                                                 -----------                      -----------
    Total assets                                 $46,570,530                      $47,555,626
                                                 ===========                      ===========

Interest-bearing funds:
  Consumer and other time deposits               $ 9,782,489   $ 80,169   3.25%    $9,982,356   $ 80,164   3.22%
  Certificates of deposit                            688,824      7,377   4.25        654,344      6,564   4.02
  Deposits in foreign offices                     16,987,002    215,158   5.03     15,858,709    199,576   5.05
                                                  ----------    -------            ----------    -------
    Total interest-bearing deposits               27,458,315    302,704   4.37     26,495,409    286,304   4.33
  Trading account liabilities(2)                     281,315        479   0.68        318,465        594   0.75
  Short-term borrowings                            5,123,435     57,250   4.43      6,596,960     75,420   4.59
  Total long-term debt                             4,260,765     66,415   6.18      4,345,990     65,208   6.02
                                                  ----------    -------            ----------    -------
    Total interest-bearing funds                  37,123,830   $426,848   4.56%    37,756,824   $427,526   4.54%
                                                               ========   ====                  ========   ====
Noninterest-bearing deposits:
  In domestic offices                              2,896,060                        2,918,842
  In foreign offices                                 170,260                          204,607
Other liabilities                                  3,128,046                        3,388,111
Stockholders' equity:
  Preferred stock                                    500,000                          500,000
  Common stockholders' equity                      2,752,334                        2,787,242
                                                 -----------                      -----------
    Total stockholders' equity                     3,252,334                        3,287,242
                                                 -----------                      -----------
    Total liabilities
      and stockholders' equity                   $46,570,530                      $47,555,626
                                                 ===========                      ===========


Interest income/earning assets                                 $694,124   6.51%                 $704,857   6.61%
Interest expense/earning assets                                 426,848   4.00                   427,526   4.01
                                                               --------   ----                  --------   ----
Net interest differential                                      $267,276   2.51%                 $277,331   2.60%
                                                               ========   ====                  ========   ====


(1) Based on amortized or historic cost with the mark-to-market adjustment on securities available for sale included in other assets
(2) Excludes noninterest-bearing balances, which are included in other assets or other liabilities, respectively.

 REPUBLIC NEW YORK CORPORATION
 AVERAGE BALANCES, NET INTEREST DIFFERENTIAL,
 AVERAGE RATES EARNED AND PAID
 (Fully taxable equivalent basis)
 (Dollars in thousands)
                                                        Quarter Ended
                                                -------------------------------
                                                    September 30, 1998
                                                -------------------------------

                                                                         AVERGAE
                                                             INTEREST     RATES
                                                  AVERAGE     INCOME/    EARNED/
                                                  BALANCE     EXPENSE     PAID
                                                -----------  --------    ------
Interest-earning assets:
  Interest-bearing deposits with banks          $4,487,169    $75,466     6.67%
  Investment securities:(1)
   Taxable                                      23,236,182    385,960     6.59
   Exempt from federal income taxes              1,349,946     25,533     7.50
                                                ----------    -------
     Total investment securities                24,586,128    411,493     6.64
  Trading account assets(2)                      1,018,907     17,128     6.67
  Federal funds sold and securities
   purchased under resale agreements             3,275,722     46,326     5.61
  Loans, net of unearned income:
    Domestic offices                            10,013,229    209,880     8.32
    Foreign offices                              3,995,738     77,215     7.67
                                                ----------    -------
     Total loans, net of unearned income        14,008,967    287,095     8.13
                                                ----------    -------
     Total interest-earning assets              47,376,893   $837,508     7.01%
                                                             ========     ====

Cash and due from banks                            872,644
Other assets                                     6,159,305
                                                ----------
     Total assets                              $54,408,842
                                               ===========

Interest-bearing funds:
  Consumer and other time deposits             $10,264,566    $97,879     3.78%
  Certificates of deposit                        1,050,679     13,142     4.96
  Deposits in foreign offices                   18,067,907    272,264     5.98
                                                ----------    -------     ----
     Total interest-bearing deposits            29,383,152    383,285     5.18

Trading account liabilities(2)                     449,127      1,999     1.77
Short-term borrowings                            8,500,697    111,521     5.20
Total long-term debt                             4,827,355     77,904     6.40
                                                ----------    -------     ----
     Total interest-bearing funds               43,160,331   $574,709     5.28%
                                                             ========     ====

Noninterest-bearing deposits:
  In domestic offices                            2,696,884
  In foreign offices                               218,525
Other liabilities                                5,050,954
Stockholders' equity:
  Preferred stock                                  500,000
  Common stockholders' equity                    2,782,148
                                                 ---------
     Total stockholders' equity                  3,282,148
                                                 ---------
     Total liabilities
       and stockholders' equity                $54,408,842
                                               ===========

Interest income/earning assets                              $837,508     7.01%
Interest expense/earning assets                              574,709     4.81
                                                            --------     ----
Net interest differential                                   $262,799     2.20%
                                                            ========     ====

(1) Based on amortized or historic cost with the mark-to-market adjustment on securities available for sale included in other assets
(2) Excludes noninterest-bearing balances, which are included in other assets or other liabilities, respectively.

REPUBLIC NEW YORK CORPORATION
AVERAGE BALANCES NET INTEREST DIFFERENTIAL,
AVERAGE RATES EARNED AND PAID
(Fully taxable equivalent basis)
(Dollars in thousands)
                                                                        Nine Months Ended September 30,
                                                --------------------------------------------------------------------------------
                                                                1999                                    1998
                                                --------------------------------------------------------------------------------
                                                                               AVERAGE                                  AVERAGE
                                                                    INTEREST    RATES                      INTEREST      RATES
                                                    AVERAGE         INCOME/     EARNED/      AVERAGE        INCOME/      EARNED/
                                                    BALANCE         EXPENSE      PAID        BALANCE        EXPENSE       PAID
                                                   ----------       --------    ------      ----------    -----------   -------
Interest-earning assets:
  Interest-bearing deposits with banks              $2,858,877       $106,554     4.98%     $4,530,358       $221,776     6.55%
  Investment securities:(1)
   Taxable                                          21,038,334      1,024,945     6.51      23,224,016      1,171,282     6.74
   Exempt from federal income taxes                  1,344,085         74,889     7.45       1,421,288         83,055     7.81
                                                    ----------      ---------              -----------    -----------
     Total investment securities                    22,382,419      1,099,834     6.57      24,645,304      1,254,337     6.80
   Trading account assets(2)                         1,214,797         53,034     5.84       1,094,672         61,275     7.48
  Federal funds sold and securities
   purchased under resale agreements                 1,886,172         69,463     4.92       3,310,576        138,023     5.57
  Loans, net of unearned income:
    Domestic offices                                10,428,574        573,673     7.35       9,531,669        593,760     8.33
    Foreign offices                                  3,733,961        196,506     7.04       3,982,318        242,229     8.13
                                                   -----------      ---------              -----------     ----------
     Total loans, net of unearned income            14,162,535        770,179     7.27      13,513,987        835,989     8.27
                                                   -----------      ---------              -----------     ----------
     Total interest-earning assets                  42,504,800     $2,099,064     6.60%     47,094,897     $2,511,400     7.13%
                                                                   ==========     ====                     ==========     ====

Cash and due from banks                                930,398                                 856,123
Other assets                                         3,903,942                               7,302,764
                                                   -----------                              ----------
     Total assets                                  $47,339,140                             $55,253,784
                                                   ===========                             ===========

Interest-bearing funds:
  Consumer and other time deposits                  $9,954,036       $242,615     3.26%    $10,442,183       $301,502     3.86%
  Certificates of deposit                              703,435         22,238     4.23       1,289,526         49,068     5.09
  Deposits in foreign offices                       16,254,207        619,341     5.09      17,722,120        781,973     5.90
                                                   -----------       --------              -----------     ----------
     Total interest-bearing deposits                26,911,678        884,194     4.39      29,453,829      1,132,543     5.14
Trading account liabilities(2)                         327,324          1,968     0.80         413,049         10,849     3.51
Short-term borrowings                                6,037,147        206,574     4.57       8,480,191        331,411     5.23
Total long-term debt                                 4,356,120        198,100     6.08       4,778,470        230,456     6.45
                                                   -----------       --------              -----------     ----------
     Total interest-bearing funds                   37,632,269     $1,290,836     4.59%     43,125,539     $1,705,259     5.29%
                                                                   ==========     ====                     ==========     ====

Noninterest-bearing deposits:
  In domestic offices                                2,886,316                               2,634,408
  In foreign offices                                   201,370                                 244,468
Other liabilities                                    3,414,139                               5,825,957
Stockholders' equity:
  Preferred stock                                      500,000                                 500,000
  Common stockholders' equity                        2,705,046                               2,923,412
                                                   -----------                             -----------
     Total stockholders' equity                      3,205,046                               3,423,412
                                                   -----------                             -----------
     Total liabilities
       and stockholders' equity                    $47,339,140                             $55,253,784
                                                   ============                            ===========

Interest income/earning assets                                     $2,099,064     6.60%                    $2,511,400     7.13%
Interest expense/earning assets                                     1,290,836     4.06                      1,705,259     4.84
                                                                  -----------     ----                     ----------     ----
Net interest differential                                            $808,228     2.54%                      $806,141     2.29%
                                                                  ===========     ====                     ==========     ====


(1) Based on amortized or historic cost with the mark-to-market adjustment on securities available for sale included in other assets
(2) Excludes noninterest-bearing balances, which are included in other assets or other liabilities, respectively.